UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2021, Vir Biotechnology, Inc. (the “Company”) and Glaxo Wellcome UK Limited (“GSK”) entered into a definitive collaboration agreement in accordance with the terms set forth in the preliminary collaboration agreement entered into by the Company and GSK on February 14, 2021 (the “Preliminary Agreement”) (such definitive collaboration agreement, the “Agreement”). The Agreement became effective as of March 25, 2021, which was the effective date of the Preliminary Agreement (“Effective Date”). Under the terms of the Agreement, the Company and GSK agreed to collaborate on three separate programs (“Collaboration Programs”): (1) a program to research, develop and commercialize the Company’s monoclonal antibodies (“mAbs”) for the prevention, treatment or prophylaxis of the influenza virus, excluding VIR-2482 unless GSK exercises the Option as described below (such mAbs, “Vir Influenza mAbs” and such program, the “Influenza Program”); (2) an expansion of the parties’ functional genomics program under their 2020 coronavirus-related collaboration to focus on functional genomics screens directed to targets associated with respiratory viruses (the “Expanded Functional Genomics Program”); and (3) additional programs to develop neutralizing mAbs directed to up to three non-influenza target pathogens selected by GSK (the “Selected Pathogens” and such programs, the “Additional Pathogen Programs”).

For a period of three years following the Effective Date (the “Development Term”), the parties will conduct certain research and development activities under mutually agreed development plans and associated budgets for the Collaboration Programs. Subject to certain exceptions, the parties will exclusively collaborate with respect to (a) all Vir Influenza mAbs that the parties agree to develop (with respect to VIR-2482, only if GSK exercises the Option as described below) until such time as there are no Vir Influenza mAbs being developed or commercialized by the lead party under the Influenza Program or by a Non Opt-Out Party (as defined below), (b) functional genomic screens for targets associated with respiratory viruses during the Development Term, and compounds or products developed through the Expanded Functional Genomics Program directed to a collaboration target for five years following the target selection (unless either party elects to opt out earlier), and (c) products directed to a Selected Pathogen (with respect to each Selected Pathogen) during the Development Term prior to a party exercising its opt-out for a product directed to such Selected Pathogen.

If the Company in its discretion elects to proceed with development of VIR-2482, an intramuscularly administered investigational mAb designed as a universal prophylactic for influenza A that has completed a Phase 1 clinical trial, through completion of a Phase 2 clinical trial, then after the Company completes and reports the Phase 2 clinical trial outcomes for VIR-2482, GSK will have the exclusive option to obtain exclusive rights to co-develop and commercialize VIR-2482 (the “Option”). If the Company elects to proceed with development of VIR-2482, the Company will be responsible for development and clinical manufacturing activities for VIR-2482 through completion of Phase 2 clinical trials. If GSK exercises the Option, VIR-2482 will be included in the Influenza Program and the parties will collaborate on the further development, manufacturing and commercialization of VIR-2482. If GSK does not exercise the Option for VIR-2482, then in general, the Company has the right to continue the development and/or commercialization of VIR-2482 by itself or with a third party.

GSK will be the lead party for development, clinical and commercial manufacturing and commercialization activities for products under the Influenza Program (other than VIR-2482 unless and until GSK exercises the Option). The parties will mutually agree upon the allocation of responsibility for development of products under the Expanded Functional Genomics Program and the Additional Pathogen Program and upon the allocation of responsibility for pre-Phase 3 clinical trial manufacturing of products under the Additional Pathogen Program (in each case, subject to GSK’s final decision making authority if the parties cannot agree), and GSK will be the lead party for commercial manufacturing and commercialization activities for products under the Functional Genomics Program and Additional Pathogen Program.

The parties will share 50% of all development costs in accordance with the budget for each Collaboration Program, with each party having the right (on a target-by-target basis with respect to the Expanded Functional Genomics Program, or a collaboration product-by-collaboration product basis with respect to the Influenza Program and the Additional Pathogen Programs) to opt-out of its co-funding obligations at specified points in development. Following the exercise of an opt-out right by a party, the other party (the “Non Opt-Out Party”) may, at its election, either unilaterally continue to pursue development and commercialization of such product or program, or cease the conduct and funding of such collaboration product or program. If a party elects to opt-out and the Non Opt-Out Party elects to continue to pursue such program, the Non Opt-Out Party will pay the opt-out party royalties on net sales of products arising from such program at rates specified in the Agreement based on the stage of development at which the opt-out is exercised. In the absence of any opt-out, the parties will share 50% of all profits and losses arising from any collaboration product. Each party is required to use commercially reasonable efforts to conduct the activities assigned to it under each development plan and, where applicable, to seek and obtain regulatory approval for collaboration products that arise from such activities in the United States and specified major markets. GSK will book all sales, and is required to use commercially reasonable efforts to commercialize each collaboration product following regulatory approval in the United States and specified major markets.

Of the $225 million upfront payment payable to the Company under the Agreement, GSK paid 50% following the Effective Date and will pay the remaining 50% within a specified period following execution of the Agreement. If GSK exercises the Option, GSK will pay the Company an Option exercise fee of $300 million unless certain agreed product criteria for VIR-2482 are not met, in which case the parties will negotiate an alternative Option exercise fee. If the parties are unable to agree on an alternative Option exercise fee, then subject to certain rights of GSK, the Company will have the right to continue the development and commercialization of VIR-2482 by itself or with a third party. Upon achievement of a pre-defined regulatory milestone for the first product arising from the Influenza Program, GSK will make a milestone payment to the Company of up to $200 million.

With respect to the Influenza Program and each Additional Pathogen Program, unless earlier terminated, the Agreement will remain in effect for as long as there is a product from such Collaboration Program being developed or commercialized by the lead party in the Collaboration Program or by the Non Opt-Out Party, if applicable. With respect to the Expanded Functional Genomics Program, unless earlier terminated, the Agreement will remain in effect (a) until the end of the Development Term, if no targets are selected for the Expanded Functional Genomics Program prior to the end of the Development Term, or (b) if at least one target is selected for the Expanded Functional Genomics Program prior to the end of the Development Term, for as long as there is a product from the Expanded Functional Genomics Program being developed or commercialized by the lead party in the Expanded Functional Genomics Program or by the Non Opt-Out Party, if applicable. Either party has the right to terminate the Agreement in the case of the insolvency of the other party, an uncured material breach of the other party with respect to a Collaboration Program or a collaboration product, or as mutually agreed by the parties. The Agreement superseded and replaced the Preliminary Agreement.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the potential benefits of the collaboration with GSK, the potential benefits of VIR-2482 and the Company’s ability to address influenza, respiratory diseases, diseases caused by non-influenza target pathogens, and future outbreaks of any such diseases. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, challenges in the treatment of hospitalized patients, difficulties in collaborating with other companies or government agencies, challenges in accessing manufacturing capacity, successful development and/or commercialization of alternative product candidates by our competitors, changes in expected or existing competition, delays in or disruptions to our business or clinical trials due to the COVID-19 pandemic, geopolitical changes or other external factors, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). As of March 22, 2021, the record date for the Annual Meeting, 127,984,887 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class II Directors, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Robert Nelsen	82,484,773	14,341,277	9,704,618
Robert Perez	95,066,921	1,759,129	9,704,618
Phillip Sharp, Ph.D.	95,069,268	1,756,782	9,704,618

Proposal 2. Approval, on an Advisory Basis, on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation

The Company’s stockholders approved, on an advisory basis, the frequency of every one year as the frequency preferred by stockholders for the solicitation of advisory stockholder approval of the compensation paid to the Company’s named executive officers. The final voting results are as follows:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes
96,639,117	117,118	33,838	35,977	9,704,618

In light of this result, the Company determined to hold future advisory votes on executive compensation every year until the next required advisory vote on the frequency of such stockholder votes.

Proposal 3. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,472,305	29,528	28,835	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vir Biotechnology, Inc.

Date: May 24, 2021	By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer